UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 10, 2007

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2007, at the Bear Stearns 20th Annual Healthcare Conference, Dr. Ron Cohen, President and Chief Executive Officer of Acorda Therapeutics, Inc. (the “Registrant”) announced that the Registrant has reached agreement with the U.S. Food and Drug Administration (the “FDA”) on a protocol for a Thorough QT study of Fampridine-SR.  The protocol will have four arms, consisting of a placebo control, an active control of moxifloxacin, and two Fampridine-SR dose arms of 10 mg every 12 hours and 30 mg every 12 hours.  Dr. Cohen also stated that screening of normal healthy subjects for the study is expected to begin mid-September 2007, with data expected first quarter 2008.

Dr. Cohen also announced that, as of September 7, 2007, 113 patients were enrolled in the Registrant’s MS-F204 Phase III study of Fampridine-SR in multiple sclerosis.

The information in this Item 8.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2007	Acorda Therapeutics, Inc.

	By:	/s/ David Lawrence

Name: David Lawrence, M.B.A.
Title: Chief Financial Officer